Exhibit 99.1

GCI REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS
Consolidated Revenues of $241 million, Adjusted EBITDA of $93 million
Representing Record Quarterly EBITDA Performance
November 5, 2014, Anchorage AK - General Communication, Inc. ("GCI") (NASDAQ:GNCMA) today reported performance for the third quarter of 2014, with consolidated revenues of $241 million, adjusted EBITDA of $93 million, and net income of $13 million or $0.30 per share.
Consolidated revenues of $241 million increased seven percent on a sequential basis and increased 11 percent on a year-over-year basis. Adjusted EBITDA of $93 million represented a 10 percent increase on a sequential basis and an 18 percent increase on a year-over-year basis. This record performance was driven by extraordinary political advertising and sustained strength in wireless roaming.
On a year to date basis, consolidated revenues were $681 million, representing a 15 percent increase over the same period in 2013. Adjusted EBITDA was $252 million, a 27 percent increase over the same period last year. Net income was $23 million or $0.55 per share, a 40 percent and a 41 percent increase over the same period last year, respectively.
“This past quarter was one of extraordinary financial performance, with record revenue and EBITDA performance being driven by wireless roaming and unusually high political advertising," said Ron Duncan, GCI president and chief executive officer. "With our strong financial performance, we were able to continue to invest for the future while simultaneously reducing our debt. Investments during the quarter were made in our wired broadband product for the ‘March to a Gig’, our LTE deployment, the TERRA project for rural Alaska and continued improvements in customer service operations. These are all important components of our commitment to meet the competitive challenges in the marketplace and provide superior service to our customers.”
Important Notes
It should be noted that both Wireless and Wireline segment results are materially affected by The Alaska Wireless Network ("AWN") transaction, which was effective July 23, 2013. Thus, third quarter year-over-year comparisons should take into account the partial quarter of AWN results in 2013.
Also, under the AWN operating agreement, each partner is allowed to receive certain reimbursements for customer equipment, commonly known as "handset subsidies," according to a schedule for qualified devices. GCI elected not to seek any handset subsidies in the third quarter of 2013, and reversed the preliminary subsidies booked. This decision was made due to internal system limitations on tracking the subsidies with the level of precision required. GCI resumed seeking handset subsidies in the second quarter of 2014. There was no net financial impact, but rather a shift of EBITDA between segments.

Operating Highlights
Wireless:
The Wireless segment, reflecting the results of AWN, posted revenues of $76 million, a 10 percent increase on a sequential basis, and a 16 percent increase on a year-over-year basis, reflecting strong roaming and backhaul revenue. Wireless adjusted EBITDA for the period was $47 million, reflecting an 18 percent increase on a sequential basis. This large increase is a continuation of strong seasonal roaming and backhaul demand. Adjusting for the handset subsidy issue described above, the pro forma adjusted EBITDA growth year-over-year would be 27 percent.
This adjustment can be seen in the following table:

($ millions)	3Q 2014	3Q 2013	2Q 2014
Wireless Reported EBITDA	47	42	40
Wireless Reported Subsidy to Wireline	6	0	5
Wireless Adjusted EBITDA without Subsidy	53	42	45
Normalized Subsidy	6	5	5
Wireless Pro Forma Adjusted EBITDA	47	37	40
For the third quarter of 2014, the wireless revenue detail was as follows:

($ millions)	3Q 2014	3Q 2013	2Q 2014
Wholesale Wireless	25	22	25
Roaming and Backhaul	38	31	30
USF Support	13	13	14
Total Wireless Revenue	76	66	69
Note that third quarter 2013 revenues have been restated to reflect a reclassification of certain items from cost of goods sold to contra revenues.
Wireline:
The Wireline segment posted revenues of $164 million, a six percent increase on a sequential basis and eight percent on a year-over-year basis. Adjusted EBITDA for the segment was $46 million, representing a four percent increase on a sequential basis. Removing the handset subsidy reversal in the third quarter of 2013 would result in a pro forma adjusted EBITDA growth of 12 percent on a year-over-year basis.

This adjustment can be seen in the following table:

($ millions)	3Q 2014	3Q 2013	2Q 2014
Wireline Reported EBITDA	46	36	44
Reported Subsidy from Wireless	6	0	5
Wireline Adjusted EBITDA without Subsidy	40	36	39
Normalized Subsidy	6	5	5
Wireline Pro Forma Adjusted EBITDA	46	41	44
Wireline - Consumer:
Consumer revenues for the third quarter of 2014 were $73 million, a six percent increase on a sequential basis and a five percent increase on a year-over-year basis. Growth in the revenues for the quarter and year were driven by a consumer shift to higher performance cable modem plans.
Following are the Wireline - Consumer key operational metrics:

•	Cable modem subscribers were up 2,200 or two percent on a year-over-year basis, and up 1,400 or one percent on a sequential basis.

•
While basic subscribers dropped 2,500 or two percent on a year-over year-basis, the number of HD/DVR converter boxes were up 13,500 or 15 percent, driven in part by the success of TiVo. On a sequential basis, basic subscribers were essentially flat, with the number of HD/DVR converter boxes up 2,200 or two percent.

•	Non-Lifeline wireless lines in service were up 5,500 or 6 percent on a year-over-year basis, and up 3,600 or four percent on a sequential basis.

•	Video ARPU was up $2.58 or three percent on a year-over year-basis, and up $3.73 or five percent on a sequential basis.
Wireline - Business Services:
Business Services revenues for the third quarter of 2014 were $60 million, an eight percent increase on a sequential basis and an 11 percent increase on a year-over-year basis. The quarter’s growth in this customer group has been driven by political advertising revenue, offsetting the year-over-year decline in Professional Services revenue. Professional Services revenue was especially high in 2013, and has declined by comparison, though the Company does anticipate growth in the coming quarters.
Data and Professional Services revenues can be better understood by the following detail:

($ millions)	3Q 2014	3Q 2013	2Q 2014
Data Transport and Storage	25	25	25
Professional Services	12	14	11
Total Data Revenue	37	39	36

Following are the Wireline - Business Services key operational metrics:

•	Cable modem subscribers were up 200 or one percent on a year-over-year basis, and flat sequentially.

•	Non-Lifeline wireless subscribers were up 700 or four percent on a year-over-year basis, and up 100 or one percent on a sequential basis.
Wireline - Managed Broadband:
Managed Broadband revenues for the third quarter of 2014 were $32 million, a three percent increase sequentially, and a seven percent increase on a year-over-year basis. This positive performance is driven by the significant investments we have made and are continuing to make in the TERRA network. Specifically, ConnectMD and School Access have proven to be a continued source of growth.
Accomplishments and Milestones

•	AWN signed the nation’s first LTE roaming partnership with a national domestic operator.

•	The iPhone 6 and iPhone 6 Plus were launched on September 26th.

•
Also on the wireless front, AWN received top marks on an independent drive test in Juneau, outperforming competitors in several areas including average 4G LTE download speeds. AWN currently has 104 LTE sites throughout Alaska, and expects to bring on approximately 100 new LTE sites over the next two quarters.

•
GCI's premiere data service, re:D, had its speed increased to 250 mbps. re:D is currently available in six markets, and GCI has announced the addition of two more markets that will receive gigabit data service in Alaska.

•	On the video front, GCI strengthened its customer offerings by bringing TiVo service to two new markets and added several new networks on GCI GO (TV Anywhere access).

•
GCI’s TERRA NW project to bring terrestrial broadband service to rural Northwest Alaska reached a milestone as the last of four mountaintop towers were commissioned. GCI expects to begin migrating Kotzebue traffic onto TERRA by the end of the year.

•
Cash expenditures for property and equipment have totaled $125 million year to date, which includes $19 million for the purchase of real estate, implying $106 million in core cash capital expenditures.

•	GCI paid down $66 million in debt during the quarter.
Guidance
While the quarter’s performance was extraordinary, and supported significant investments for future growth, the implications to financial guidance are modest. The Company is reaffirming the existing revenue guidance of $880 million to $900 million.

For earnings as measured by adjusted EBITDA, the Company had previously indicated that it expected to perform to the high end of the provided guidance of $285 to $305 million. At this time, however, GCI is revising the range upwards to $315 million to $325 million, reflecting the strong third quarter.
At this time, the Company is continuing its guidance for 2014 core cash capital expenditures of approximately $170 million, though it notes that there is a risk that it will come in less than that.
Conference Call
The Company will hold a conference call to discuss the quarter's results on Thursday, November 6th, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:50-2:00 p.m. (Eastern) at 888-810-3139 (International callers should dial +1-312-470-7418) and identify your call as "GCI". In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions. A replay of the call will be available for 72-hours by dialing 800-925-2379, access code 7461 (International callers should dial +1-203-369-3515).
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com/about.
Forward Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI's expected results that are based on management's expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward looking statements due to uncertainties and other factors, many of which are outside GCI's control. Additional information concerning factors that could cause actual results to differ materially from those in the forward looking statements is contained in GCI's cautionary statement sections on Forms 10-K and 10-Q filed with the Securities and Exchange Commission.

# # #

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	September 30,	December 31,
ASSETS	2014	2013
Current assets:
Cash and cash equivalents	$35,464	44,971

Receivables (including $33,867 and $28,000 from a related party at September 30, 2014 and December 31, 2013, respectively)	222,405	228,372
Less allowance for doubtful receivables	3,502	2,346
Net receivables	218,903	226,026

Deferred income taxes	36,253	39,753
Prepaid expenses	10,887	7,725
Inventories	7,952	10,347
Other current assets	106	230
Total current assets	309,565	329,052

Property and equipment in service, net of depreciation	969,265	969,578
Construction in progress	121,382	87,476
Net property and equipment	1,090,647	1,057,054

Goodwill	229,560	219,041
Cable certificates	191,635	191,635
Wireless licenses	86,347	91,400
Other intangible assets, net of amortization	65,173	71,435
Deferred loan and senior notes costs, net of amortization of $8,124 and $6,545 at September 30, 2014 and December 31, 2013, respectively	10,825	12,129
Other assets	54,937	40,061
Total other assets	638,477	625,701
Total assets	$2,038,689	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2014	2013
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$10,522	9,301
Accounts payable (including $8,621 and $11,200 to a related party at September 30, 2014 and December 31, 2013, respectively)	73,287	65,095
Deferred revenue	31,784	27,586
Accrued payroll and payroll related obligations	29,627	29,855
Accrued interest	21,293	7,088
Accrued liabilities	14,821	14,359
Subscriber deposits	1,166	1,326
Total current liabilities	182,500	154,610

Long-term debt, net	1,019,289	1,045,144
Obligations under capital leases, excluding current maturities	68,571	66,261
Obligation under capital lease due to related party, excluding current maturity	1,865	1,880
Deferred income taxes	160,799	161,476
Long-term deferred revenue	85,789	88,259
Other liabilities	37,581	36,823
Total liabilities	1,556,394	1,554,453

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 38,343 and 37,299 shares at September 30, 2014 and December 31, 2013, respectively; outstanding 38,317 and 37,209 shares at September 30, 2014 and December 31, 2013, respectively	11,986	11,467
Class B. Authorized 10,000 shares; issued and outstanding 3,162 and 3,165 shares at September 30, 2014 and December 31, 2013, respectively; convertible on a share-per-share basis into Class A common stock	2,670	2,673
Less cost of 26 and 90 Class A common shares held in treasury at September 30, 2014 and December 31, 2013, respectively	(249)	(866)
Paid-in capital	30,965	26,880
Retained earnings	139,778	116,990
Total General Communication, Inc. stockholders' equity	185,150	157,144
Non-controlling interests	297,145	300,210
Total stockholders’ equity	482,295	457,354
Total liabilities and stockholders’ equity	$2,038,689	2,011,807

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Amounts in thousands, except per share amounts)	2014	2013	2014	2013
Revenues:
Non-related party	$225,677	205,500	636,416	581,377
Related party	15,048	12,443	44,991	12,443
Total revenues	240,725	217,943	681,407	593,820

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	73,971	69,606	212,821	199,915
Related party	2,930	2,077	8,236	2,077
Total cost of goods sold	76,901	71,683	221,057	201,992

Selling, general and administrative expenses:
Non-related party	71,717	68,468	211,144	196,133
Related party	1,066	1,079	3,348	1,832
Total selling, general and administrative expenses	72,783	69,547	214,492	197,965

Depreciation and amortization expense	41,705	38,029	127,843	106,424
Operating income	49,336	38,684	118,015	87,439

Other expense:
Interest expense (including amortization of deferred loan fees)	(17,848)	(17,522)	(54,229)	(51,850)
Other	(563)	(180)	(1,709)	(230)
Other expense	(18,411)	(17,702)	(55,938)	(52,080)
Income before income tax expense	30,925	20,982	62,077	35,359
Income tax expense	(2,481)	(970)	(2,823)	(8,157)

Net income	28,444	20,012	59,254	27,202
Net income attributable to non-controlling interests	15,932	11,107	36,466	10,873
Net income attributable to General Communication, Inc.	$12,512	8,905	22,788	16,329
Basic net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.30	0.22	0.55	0.40
Basic net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.30	0.22	0.55	0.40
Diluted net income attributable to General Communication, Inc. common stockholders per Class A common share	$0.30	0.22	0.55	0.39
Diluted net income attributable to General Communication, Inc. common stockholders per Class B common share	$0.30	0.22	0.55	0.39
Common shares used to calculate Class A basic EPS	38,425	37,434	38,266	37,887
Common shares used to calculate Class A diluted EPS	41,734	40,776	41,575	41,319

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2014			Third Quarter 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$76,398	8,823	85,221	65,613	8,366	73,979
Data	—	92,208	92,208	—	88,754	88,754
Video	—	38,328	38,328	—	31,379	31,379
Voice	—	24,968	24,968	—	23,831	23,831
Total	76,398	164,327	240,725	65,613	152,330	217,943

Cost of goods sold	24,021	52,880	76,901	18,530	53,153	71,683

Contribution	52,377	111,447	163,824	47,083	99,177	146,260

Less SG&A	5,336	67,447	72,783	4,702	64,845	69,547
Less other expense	—	560	560	—	195	195
EBITDA	47,041	43,440	90,481	42,381	34,137	76,518

Share-based compensation	—	2,153	2,153	—	1,823	1,823
Accretion	238	121	359	117	61	178
Other	—	201	201	—	198	198
Adjusted EBITDA	$47,279	45,915	93,194	42,498	36,219	78,717

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2014			Second Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$76,398	8,823	85,221	69,397	7,149	76,546
Data	—	92,208	92,208	—	88,475	88,475
Video	—	38,328	38,328	—	34,478	34,478
Voice	—	24,968	24,968	—	24,900	24,900
Total	76,398	164,327	240,725	69,397	155,002	224,399

Cost of goods sold	24,021	52,880	76,901	23,500	48,882	72,382

Contribution	52,377	111,447	163,824	45,897	106,120	152,017

Less SG&A	5,336	67,447	72,783	5,894	63,923	69,817
Less other expense	—	560	560	—	1,052	1,052
EBITDA	47,041	43,440	90,481	40,003	41,145	81,148

Share-based compensation	—	2,153	2,153	—	2,193	2,193
Accretion	238	121	359	171	130	301
Other	—	201	201	—	829	829
Adjusted EBITDA	$47,279	45,915	93,194	40,174	44,297	84,471

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$208,312	24,208	232,520	135,009	23,535	158,544
Data	—	268,296	268,296	—	262,803	262,803
Video	—	105,207	105,207	—	93,672	93,672
Voice	—	75,384	75,384	—	78,801	78,801
Total	208,312	473,095	681,407	135,009	458,811	593,820

Cost of goods sold	66,234	154,823	221,057	49,515	152,477	201,992

Contribution	142,078	318,272	460,350	85,494	306,334	391,828

Less SG&A	17,188	197,304	214,492	13,771	184,194	197,965
Less other expense	—	1,709	1,709	—	142	142
EBITDA	124,890	119,259	244,149	71,723	121,998	193,721

Share-based compensation	—	6,124	6,124	—	4,729	4,729
Accretion	585	376	961	237	223	460
Other	—	1,228	1,228	—	595	595
Adjusted EBITDA	$125,475	126,987	252,462	71,960	127,545	199,505

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Third Quarter 2014				Third Quarter 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$7,989	834	—	8,823	7,581	785	—	8,366
Data	28,755	36,857	26,596	92,208	24,981	39,229	24,544	88,754
Video	27,896	10,432	—	38,328	27,674	3,705	—	31,379
Voice	7,972	11,657	5,339	24,968	8,647	9,952	5,232	23,831
Total	$72,612	59,780	31,935	164,327	68,883	53,671	29,776	152,330

(Amounts in thousands)
	Third Quarter 2014				Second Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$7,989	834	—	8,823	6,360	789	—	7,149
Data	28,755	36,857	26,596	92,208	27,313	35,554	25,608	88,475
Video	27,896	10,432	—	38,328	26,871	7,607	—	34,478
Voice	7,972	11,657	5,339	24,968	8,279	11,359	5,262	24,900
Total	$72,612	59,780	31,935	164,327	68,823	55,309	30,870	155,002

(Amounts in thousands)
	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$21,840	2,368	—	24,208	21,307	2,228	—	23,535
Data	83,012	107,251	78,033	268,296	73,450	118,759	70,594	262,803
Video	82,016	23,191	—	105,207	83,375	10,297	—	93,672
Voice	24,696	34,757	15,931	75,384	27,318	35,532	15,951	78,801
Total	$211,564	167,567	93,964	473,095	205,450	166,816	86,545	458,811

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2014		September 30, 2014
				as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2014	2013	2014	2013	2014	2013	2014
Wireline Segment
Consumer
Data
Cable modem subscribers	117,000	114,800	115,600	2,200	1,400	1.9%	1.2%
Video
Basic subscribers	115,900	118,400	116,300	(2,500)	(400)	(2.1)%	(0.3)%
Digital programming tier subscribers	64,200	68,100	65,200	(3,900)	(1,000)	(5.7)%	(1.5)%
HD/DVR converter boxes	105,600	92,100	103,400	13,500	2,200	14.7%	2.1%
Homes passed	248,000	246,600	248,000	1,400	—	0.6%	—%
Voice
Local access lines in service	55,900	62,800	57,700	(6,900)	(1,800)	(11.0)%	(3.1)%
Local access lines in service on GCI facilities	52,400	58,500	53,800	(6,100)	(1,400)	(10.4)%	(2.6)%
Business Services
Data
Cable modem subscribers	14,200	14,000	14,200	200	—	1.4%	—%
Video
Hotels and mini-headend subscribers	19,800	19,800	20,600	—	(800)	—%	(3.9)%
Basic subscribers	1,900	2,000	2,000	(100)	(100)	(5.0)%	(5.0)%
Total basic subscribers	21,700	21,800	22,600	(100)	(900)	(0.5)%	(4.0)%
Voice
Local access lines in service	47,400	49,400	48,200	(2,000)	(800)	(4.0)%	(1.7)%
Local access lines in service on GCI facilities	34,200	34,800	35,000	(600)	(800)	(1.7)%	(2.3)%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	25,600	29,600	28,200	(4,000)	(2,600)	(13.5)%	(9.2)%
Consumer Non-Lifeline lines in service	102,700	97,200	99,100	5,500	3,600	5.7%	3.6%
Business Services Non-Lifeline lines in service	18,600	17,900	18,500	700	100	3.9%	0.5%
Total wireless lines in service	146,900	144,700	145,800	2,200	1,100	1.5%	0.8%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				September 30, 2014		September 30, 2014
	Three Months Ended			as compared to		as compared to
	September 30,	September 30,	June 30,	September 30,	June 30,	September 30,	June 30,
	2014	2013	2014	2013	2014	2013	2014
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$80.22	$77.64	$76.49	$2.58	$3.73	3.3%	4.9%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$80.20	$70.95	$76.69	$9.25	$3.51	13.0%	4.6%

Wireless
Average monthly revenue per subscriber	$50.87	$49.22	$48.89	$1.65	$1.98	3.4%	4.0%

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2014	2013	2014	2014	2013
Net income	$28,444	20,012	19,068	59,254	27,202
Income tax expense	2,481	970	127	2,823	8,157
Income before income tax expense	30,925	20,982	19,195	62,077	35,359

Other expense:
Interest expense (including amortization of deferred loan fees)	17,848	17,522	18,170	54,229	51,850
Other	563	180	1,049	1,709	230
Other expense	18,411	17,702	19,219	55,938	52,080

Operating income	49,336	38,684	38,414	118,015	87,439
Depreciation and amortization expense	41,705	38,029	43,786	127,843	106,424
Other	(560)	(195)	(1,052)	(1,709)	(142)

EBITDA (Note 2)	90,481	76,518	81,148	244,149	193,721
Share-based compensation	2,153	1,823	2,193	6,124	4,729
Accretion	359	178	301	961	460
Other	201	198	829	1,228	595
Adjusted EBITDA (Note 1)	$93,194	78,717	84,471	252,462	199,505

Notes:
(1) EBITDA (as defined in Note 2 below) before deducting share-based compensation, accretion expense, net income or loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, non-cash contribution adjustment, and other non-cash adjustments.

(2) Earnings Before Interest, Taxes, Depreciation and Amortization is the sum of Net Income, Interest Expense (including Amortization of Deferred Loan Fees), Interest Income, Income Tax Expense, and Depreciation and Amortization Expense. EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected EBITDA are used to estimate current or prospective enterprise value. EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.